VILLA SOLANA
                        LAGUNA HILLS, CA


                       SECOND AMENDMENT TO
                AGREEMENT FOR PURCHASE AND SALE
               OF REAL ESTATE AND RELATED PROPERTY



     THIS SECOND AMENDMENT (this "Amendment") is made as of the 4th day of March, 1994, by and between VILLA SOLANA ASSOCIATES ("Seller"), an Illinois general partnership having an office c/o JMB Realty Corporation, 19th Floor, 900 North Michigan Avenue, Chicago, Illinois 60611, and EQR-VILLA SOLANA VISTAS, INC. ("Purchaser"), an Illinois corporation having an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.

                            RECITALS

     A. Seller and Purchaser are parties to that certain Agreement for Purchase and Sale of Real Estate and Related Property dated February 7, 1994, as amended by letter agreement dated February 25, 1994 (the "Contract") with respect to Villa Solana Apartments, located at 26033 Moulton Parkway, Laguna Hills, California. Each capitalized term used but not defined in this Amendment shall have the meaning ascribed to it in the Contract.

     B. Seller and Purchaser desire to amend the Contract as provided for in this Amendment.

     THEREFORE, in consideration of the above Recitals, the terms, covenants and conditions of the Contract and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1.   Inspection Period.  Purchaser acknowledges that the
Inspection Period has expired and that Purchaser has not terminated the Contract as provided for in Sections 9(A)(i) and 9(A)(iv) thereof.

     2. Permitted Exceptions. Purchaser hereby objects to the following exceptions to coverage noted in the Title Commitment:
7, 18, 19, 20 and 21. Purchaser reserves its right to object to exception 8 on the Title Commitment until Purchaser has determined and approved the location of the easements noted thereinm, but Purchaser shall accept exception 8 as a Permitted Exception if it is determined that it is the same easement as is noted at exception 9.

     3. Owner Title Policy. The Owner Title Policy shall be an ALTA Form B (1970) Extended Coverage Policy containing the following endorsements: an extended coverage endorsement over the so-called general or standard exceptions which are a part of the printed form of the policy, a comprehensive 3.1 zoning endorsement with parking and loading coverage (and specifically including coverage as to the "First Comprehensive Revisions" noted at item 10 in the Title Commitment), coverage insuring access to Alicia and Moulton Parkways, ingress and egress (known as a location endorsement), the equivalent of a Comprehensive Endorsement No. 1, contiguity and "one parcel" endorsements as to Parcels A, B and C as noted in the Title Commitment, an encroachment endorsement for any encroachments shown by the Survey, and a "surface rights" endorsement.

     4. Personal Property. The appliances identified on Exhibit A attached to this Amendment shall be deemed a part of Exhibit B to the Contract and title to same shall be transferred to Purchaser at Closing free and clear of any encumbrances.

     5. Ratification. As hereby amended, the Contract continues in full force and effect in accordance with its terms and conditions.


     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Amendment as of the date first written above.


                         SELLER

                         VILLA SOLANA ASSOCIATES, an Illinois
                         general partnership

                         By:  Carlyle Real Estate Limited
                              Partnership-XV, an Illinois limited
                              partnership, General Partner

                              By:  JMB Realty Corporation, an
                                   Illinois corporation, General
                                   Partner



                                   By:
                                        Title:



                         PURCHASER

                         EQR-VILLA SOLANA VISTAS, INC., an
                         Illinois corporation



                         By:
                              Title:




                            EXHIBIT A